UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 25, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Jefferies Note Facility
On November 25, 2015, OnDeck Asset Pool, LLC (“ODAP”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), terminated its existing asset-backed revolving debt facility and simultaneously entered into a new asset-backed revolving debt facility (the “Jefferies Note Facility”) with substantially similar terms to the terminated facility. This transaction was completed principally to replace the existing debt facility, which had a borrowing mechanism based on the issuance of loans, with a new debt facility whereby ODAP borrows funds through the issuance of notes.
On that date, ODAP, in its capacity as Issuer, entered into that certain Note Issuance and Purchase Agreement (the “Note Agreement”) with the Purchasers party thereto from time to time and Jefferies Funding LLC, as Administrative Agent for the Purchasers (the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as Paying Agent (in such capacity, the “Paying Agent”) and as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”).
The Note Agreement replaced the existing Amended and Restated Credit Agreement (the “A&R Credit Agreement”), dated as of August 13, 2015, entered into by and among ODAP, as Borrower, the Lenders party thereto from time to time, Jefferies Funding, LLC, as Administrative Agent for the Lenders, the Paying Agent and the Collateral Agent. The A&R Credit Agreement was terminated by mutual agreement of the parties on November 25, 2015 in connection with the establishment of the Jefferies Note Facility and did not require ODAP to pay prepayment or termination fees. The A&R Credit Agreement was previously filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 10, 2015.
The following table summarizes certain aspects of the Jefferies Note Facility:

Facility Size	Up to $100 million
Commitment Base Advance Rate	95%
Interest Rate	LIBOR (minimum of 1%) + 4.00%
Commitment Termination Date	August 13, 2016
Facility Termination Date	August 13, 2017
Under the Jefferies Note Facility, the Purchasers party thereto are allowed, on an uncommitted basis, to purchase revolving notes issued by ODAP of up to $100 million, the proceeds of which are used to finance ODAP’s purchase of small business loans from the Company in a transaction structured to be bankruptcy remote. The revolving pool of small business loans purchased by ODAP serves as collateral for the notes issued by ODAP under the Jefferies Note Facility. ODAP repays the notes from collections received on the loans.
ODAP can voluntarily repay and re-borrow principal amounts under the Jefferies Note Facility subject to the satisfaction of borrowing conditions, including borrowing base requirements. In order for the Company's loans to be eligible for purchase by ODAP under this facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the borrower under such loan had a certain OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company's underwriting policies and that such loan is a legal, valid and binding obligation of the borrower under such loan. ODAP’s collateral pools are subject to certain concentration limits that, when exceeded, will require ODAP to add or maintain additional collateral and, if not cured, an event of default will occur. Concentration limitations include, among others, geographic, industry, time in business and outstanding principal balance.
The loans and other assets sold by the Company to ODAP in connection with the Jefferies Note Facility are owned by ODAP, are pledged to secure the payment of the obligations incurred by ODAP, are assets of ODAP and are not available to satisfy any of the Company’s obligations. Purchasers under the Jefferies Note Facility do not have direct recourse to On Deck Capital, Inc.
The Company’s ability to utilize the Jefferies Note Facility is subject to ODAP’s compliance with various covenants and other specified requirements of the Note Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the facility and/or the termination of the facility.
Such requirements include:

•
Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•
Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates, that the portfolio loan yield not be less than stated minimum levels, and that the excess spread on the pool not be less than stated minimum levels. Excess spread is generally the amount by which income received by ODAP during a collection period (primarily interest collections and fees) exceeds its fees and expenses during such collection period (including interest expense, servicing fees and charged-off receivables).

•
Other Events. Other events may include, among others, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, the occurrence of certain events of default or acceleration under other facilities, the inability or failure of the Company to transfer loans to ODAP as required, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of judgments, attachments or certain tax liens that remain undischarged, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAP’s ability to pay dividends, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of ODAP to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an event of default under the Jefferies Note Facility, collections on the collateral are applied to repay principal rather than being available on a revolving basis to fund the origination activities of the Company's business.
Moreover, the Company will act as servicer with respect to the small business loans held by ODAP. If the Company defaults in its servicing obligations or fails to meet certain financial covenants, an event of default could occur and/or the Company could be replaced by a designated backup servicer or another replacement servicer.
The foregoing description of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2015	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer